Exhibit 99.1

Seritage Growth Properties Announces First Quarter 2019
Dividend for Common and Preferred Shares

– Provides update on common dividend for remainder of 2019 –

New York, NY – February 25, 2019 – Seritage Growth Properties (NYSE: SRG) announced today that its Board of Trustees has declared a cash dividend of $0.25 per Class A and Class C common share for the first quarter of 2019.  The common dividend will be paid on April 11, 2019 to Class A and Class C shareholders of record on March 29, 2019.

The Company’s Board of Trustees does not currently expect to declare additional dividends on the Company’s Class A and Class C common shares for the remainder of 2019, based on its assessment of the Company’s investment opportunities and its expectations of taxable income for the year.  The Company’s Board of Trustees will reevaluate this position at the end of 2019, as necessary, to ensure that the Company meets its distribution requirements as a REIT.

“We are actively growing our pipeline of attractive redevelopment opportunities and this capital allocation decision allows the Company to add to the nearly $1.0 billion of cash and committed capital that we had at the end of 2018,” said Benjamin Schall, President and Chief Executive Officer. “We expect to deploy this capital at accretive returns for shareholders as we continue to unlock the substantial value of our portfolio through the intensive redevelopment of leading retail redevelopments and larger mixed-use projects.”

The Company also announced today that its Board of Trustees has declared a cash dividend of $0.4375 per share of its 7.00% Series A Cumulative Redeemable Preferred Shares.  The preferred dividend will be paid on April 15, 2019 to holders of record on March 29, 2019.  The Company’s Board of Trustees expects that cash dividends for its preferred shares will continue to be paid each quarter.

About Seritage Growth Properties
Seritage Growth Properties is a publicly‐traded, self‐administered and self‐managed REIT with 206 wholly-owned properties and 26 joint venture properties totaling approximately 36.3 million square feet of space across 48 states and Puerto Rico. The Company was formed and listed on the New York Stock Exchange (NYSE: SRG) in July 2015 in conjunction with the acquisition of a portfolio of real estate from Sears Holdings. Our mission is to create and own revitalized shopping, dining, entertainment and mixed‐use destinations that provide enriched experiences for consumers and local communities, and that generate long‐term value for our shareholders. The Company is headquartered in New York, NY.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. Factors that could cause or contribute to such differences include, but are not limited to: our material exposure to Sears Holdings and the effects of its recently announced bankruptcy filing; Sears Holdings’ termination and other rights under its master lease with us; competition in the real estate and retail industries; risks relating to our recapture and redevelopment activities; contingencies to the commencement of rent under leases; the terms of our indebtedness; restrictions with which we are required to comply in order to maintain REIT status and other legal requirements to which we are subject; failure to achieve expected occupancy and/or rent levels within the projected time frame or at all; and our relatively limited history as an operating company.  For additional discussion of these and other applicable risks, assumptions and uncertainties, see the “Risk Factors” and forward-looking statement disclosure contained in our filings with the Securities and Exchange Commission, including the risk factors relating to Sears Holdings.  While we believe that our forecasts and assumptions are reasonable, we caution that actual results may differ materially.  We intend the forward-looking statements to speak only as of the time made and do not undertake to update or revise them as more information becomes available, except as required by law.

Contact

Seritage Growth Properties

646-277-1268

IR@Seritage.com